                                                                       EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


          AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"),
                                                                 ---------
dated as of July 23, 1997, among Nellcor Puritan Bennett Incorporated, a Delaware corporation (the "Company"), Mallinckrodt Inc., a New York corporation
                           -------
("Purchaser"), and NPB Acquisition Corp., a Delaware corporation and a wholly-
  ---------
owned subsidiary of Purchaser ("Merger Sub"), the Company and Merger Sub
                                ----------
sometimes being hereinafter collectively referred to as the "Constituent
                                                             -----------
Corporations."
------------


                                    RECITALS

          WHEREAS, the Boards of Directors of Purchaser and the Company each have determined that it is in the best interests of their respective shareholders for Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Company, Purchaser and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

          NOW, THEREFORE, in consideration of the premises, and of the representation, warranties, covenants and agreements contained herein the parties hereto hereby agree as follows:


                                   ARTICLE I

                                THE TENDER OFFER

          1.1.  Tender Offer.  (a) Provided that this Agreement shall not have
                ------------
been terminated in accordance with Article IX hereof and none of the events set forth in Annex A hereto shall have occurred or be existing, within five business days of the date hereof Purchaser shall cause Merger Sub to commence a tender offer (the "Offer") for all of the outstanding shares of Common Stock, par value
            -----
$.001 per share, of the Company, including the associated Rights (as defined in
Section 6.1(b)) (together, the "Shares") at a price of $28.50 per Share in cash,
                                ------
net to the seller, subject to the terms and conditions set forth in Annex A hereto (the "Offer Conditions"). The initial expiration date (the "Initial
             ----------------                                       -------
Expiration Date") shall be the date twenty business days from the date (the
---------------
"Commencement Date") the Offer Documents (as hereinafter defined) are first
------------------
filed with the Securities and Exchange Commission (the "SEC"), including the
                                                        ---
Commencement Date as the first business day of such period. Purchaser and Merger Sub expressly reserve the right, in their sole discretion, to waive any condition (other than the Minimum Condition, as defined in the Offer Conditions) and to set forth or change any other terms and conditions of the Offer, provided
                                                                        --------
that, unless
previously approved by the Company in writing, no provision may be set forth or changed which decreases the price per Share payable in the Offer, changes the form of consideration payable in the Offer (other than by adding consideration), reduces the maximum number of Shares to be purchased in the Offer, or imposes conditions to the Offer in addition to those set forth herein that are materially adverse to holders of the Shares. Merger Sub covenants and agrees that, subject to the terms and conditions of the Offer, including but not limited to the Offer Conditions, it will accept for payment and pay for Shares as soon as it is permitted to do so under applicable law, provided that Merger
                                                          --------
Sub shall have the right, in its sole discretion, to extend the Offer from time to time notwithstanding the prior satisfaction of the Offer Conditions to a date not beyond the fifth business day following the satisfaction of all of the Offer Conditions if more than 90% of the outstanding Shares (on a fully diluted basis) have not been duly tendered (exclusive of Shares tendered by guaranteed delivery) and not withdrawn. Purchaser agrees that, unless it is permitted to terminate this Agreement pursuant to Article IX, it can terminate the Offer only on a scheduled expiration date. Purchaser further agrees that: (A) in the event that it would otherwise be entitled to terminate the Offer at any scheduled expiration thereof due to the failure of one or more of the conditions set forth in paragraphs (a), (c), (d) or (f) of the Offer Conditions to be satisfied or waived, it shall give the Company notice thereof and, at the request of the Company, extend the Offer until the earlier of (1) such time as such condition is or conditions are satisfied or waived and (2) the date chosen by the Company which shall not be later than (x) September 15, 1997 or (y) the earliest date on which the Company reasonably believes such condition or conditions will be satisfied; provided that, if such condition is not or
                              --------
conditions are not satisfied by any date chosen by the Company pursuant to this clause (y), the Company may request further extensions of the Offer not beyond September 15, 1997; and (B) it shall, at the request of the Company made in writing at least one business day prior to the Initial Expiration Date (which request may be made by the Company only on one occasion), extend the Offer for up to five business days from such Initial Expiration Date. It is agreed that the terms and conditions set forth in the Offer, including but not limited to the Offer Conditions, are for the benefit of Purchaser and Merger Sub and may be asserted by Purchaser and Merger Sub regardless of the circumstances giving rise to any such condition.

          (b) The Company hereby approves of and consents to the Offer and represents and warrants that: (i) its Board of Directors, at a meeting duly called and held on July 23, 1997, has unanimously (A) determined that this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger (as defined in Section 2.1), are fair to and in the best interests of the holders of Shares, (B) approved this Agreement and the transactions contemplated hereby, including each of the Offer and the Merger, and (C) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to Merger Sub thereunder and approve this Agreement and the transactions contemplated hereby; and (ii) Morgan Stanley & Co. Incorporated (the "Financial Advisor") has delivered to the Board of Directors
                   -----------------
of the Company its written opinion that the consideration to be received by holders of Shares, other than Purchaser and Merger Sub, pursuant to each of the Offer and the Merger is fair to such holders from a financial point of view.

          (c) As soon as reasonably practicable on the date the Offer is commenced, Purchaser shall file a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer with the SEC. The Schedule 14D-1
 --------------
shall contain an Offer to Purchase and forms of the related letter of transmittal (which Schedule 14D-1, Offer to Purchase and other related documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). Not later than the fifth
                            ---------------
business day after the date hereof, the Company will file a Solicitation
Statement on Schedule 14D-9 (the "Schedule 14D-9") with the SEC.   Purchaser
                                  --------------
agrees, as to the Offer Documents, and the Company agrees, as to the Schedule 14D-9, that such documents shall, in all material respects, comply with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") and other applicable laws. The
                                 ------------
Company and its counsel, as to the Offer Documents, and Purchaser and its counsel, as to the Schedule 14D-9, shall be given an opportunity to review such documents prior to their being filed with the SEC. Purchaser, Merger Sub and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents or the Schedule 14D-9 that shall have become false or misleading in any material respect, and Purchaser and Merger Sub, on the one hand, and the Company, on the other hand, further agree to take all steps necessary to cause the Offer Documents and the Schedule 14D-9, as the case may be, as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

          (d) In connection with the Offer, the Company will cause its transfer agent to furnish promptly to Merger Sub a list, as of a recent date, of the record holders of Shares and their addresses, as well as mailing labels containing the names and addresses of all record holders of Shares and lists of security positions of Shares held in stock depositories. The Company will furnish Merger Sub with such additional information (including, but not limited to, updated lists of holders of Shares and their addresses, mailing labels and lists of security positions) and such other assistance as Purchaser or Merger Sub or their agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Purchaser and each of its affiliates and associates shall hold in confidence the information contained in any of such lists, labels or additional information and, if this Agreement is terminated, shall promptly deliver to the Company all copies of such information then in their possession.

                              ARTICLE II

                      THE MERGER; CLOSING; EFFECTIVE TIME

          2.1.  The Merger.  Subject to the terms and conditions of this
                ----------
Agreement, at the Effective Time (as defined in Section 2.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving
                                ------
corporation in the Merger (sometimes hereinafter referred to as the "Surviving
                                                                     ---------
Corporation") and shall continue to be governed by the laws of the State of
-----------
Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Section 3.1. The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").
                                                                ----

          2.2.  Closing.  The closing of the Merger (the "Closing") shall take
                -------                                   -------
place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 a.m. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VIII hereof shall be fulfilled or waived in accordance with this Agreement, or (ii) at such other place and time and/or on such other date as the Company and Purchaser may agree.

          2.3.  Effective Time.  As soon as practicable following the Closing,
                --------------
and provided that this Agreement has not been terminated or abandoned pursuant to Article IX hereof, the Company and Purchaser will cause a Certificate of Merger (the "Delaware Certificate of Merger") to be executed and filed with the
             ------------------------------
Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective on the date on which the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware, and such time is hereinafter referred to as the "Effective Time."
                                        --------------


                                  ARTICLE III

                    CERTIFICATE OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

          3.1.  The Certificate of Incorporation.  The Restated Certificate of
                --------------------------------
Incorporation of the Company (the "Certificate") in effect at the Effective Time
                                   -----------
shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL, except that Article Fourth of the Certificate shall be amended to read in its entirety as follows:

          "The aggregate number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $.001 per share."

          3.2.  The Bylaws.  The Bylaws of the Company in effect at the
                ----------
Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.


                                   ARTICLE IV

                             OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

          4.1.  Officers and Directors.  The directors of Merger Sub and the
                ----------------------
officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

          4.2.  Boards of Directors; Committees.  If requested by Purchaser, the
                -------------------------------
Company will, subject to compliance with applicable law and promptly following the purchase by Merger Sub of such number of Shares pursuant to the Offer as satisfies the Minimum Condition, take all actions necessary to cause persons designated by Purchaser to become directors of the Company so that the total number of such persons equals not less than the product of the total number of directors on the Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Merger Sub or any affiliate of Merger Sub bears to the total number of Shares then outstanding. In furtherance thereof, the Company will increase the size of the Board, or use its reasonable efforts to secure the resignation of directors, or both, as is necessary to permit Purchaser's designees to be elected to the Company's Board of Directors; provided that at
                                                             --------
all times prior to the Effective Time, the Company's Board of Directors shall consist of at least two members who are neither officers, stockholders, designees nor affiliates of Purchaser ("Purchaser Representatives"). At such
                                        -------------------------
time, the Company, if so requested, will use its reasonable efforts to cause persons designated by Purchaser to constitute the same percentage of each committee of such board, each board of directors of each subsidiary of the Company and each committee of each such board (in each case to the extent of the Company's ability to elect such persons). The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section 4.2 and shall include in the Schedule 14D-9, or in a separate Rule 14f-1 information statement provided to stockholders, such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 4.2. Purchaser and Merger Sub will supply to the Company and will be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          4.3  Actions by Directors.  For purposes of Article IX and Sections
               --------------------
10.3 and 10.4, and with respect to any amendment of the Certificate or the Bylaws of the Company, no action taken by the Board of Directors of the Company prior to the Merger shall be effective unless such action is approved by the affirmative vote of at least a majority of the directors of the Company which are not Purchaser Representatives.


                                   ARTICLE V

               CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

          5.1.  Conversion or Cancellation of Shares.  The manner of converting
                ------------------------------------
or canceling shares of the Company and Merger Sub in the Merger shall be as follows:

          (a) At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by Purchaser, Merger Sub or any other subsidiary of Purchaser (collectively, the "Purchaser
                                                                    ---------
Companies") or Shares that are held by stockholders ("Dissenting Stockholders")
---------                                             -----------------------
exercising appraisal rights pursuant to Section 262 of the DGCL) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest, an amount in cash (the "Merger Consideration") equal to $28.50 or such greater amount which may be paid
 --------------------
pursuant to the Offer. All such Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such certificate in accordance with Section 5.2 or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Section 262 of the DGCL.

          (b) At the Effective Time, each Share issued and outstanding at the Effective Time and owned by any of the Purchaser Companies, and each Share issued and held in the Company's treasury at the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (c) At the Effective Time, each share of Common Stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holders of such shares, be converted into one Share.

          5.2.   Payment for Shares.  Purchaser shall make available or cause to
                 ------------------
be made available to the paying agent appointed by Purchaser with the Company's prior approval (the "Paying Agent") amounts sufficient in the aggregate to
                     ------------
provide all funds necessary for the Paying Agent to make payments pursuant to
Section 5.1(a) hereof to holders of Shares issued and outstanding immediately prior to the Effective Time. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record (other than any of the Purchaser Companies) of Shares a form (mutually agreed to by Purchaser and the Company) of letter of transmittal and instructions for use in effecting the surrender of the certificates which, immediately prior to the Effective Time, represented any of such Shares in exchange for payment therefor. Upon surrender to the Paying Agent of such certificates, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall promptly cause to be paid to the persons entitled thereto a check in the amount to which such persons are entitled, after giving effect to any required tax withholdings. No interest will be paid or will accrue on the amount payable upon the surrender of any such certificate. If payment is to be made to a person other than the registered holder of the certificate surrendered, it shall be a condition of such payment that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. One hundred and eighty days following the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent which have not been disbursed to holders of certificates formerly representing Shares outstanding on the Effective Time, and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the cash payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of certificates formerly representing Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for Shares and Purchaser shall reimburse the Surviving Corporation for such charges and expenses.

          5.3.  Dissenters' Rights.  If any Dissenting Stockholder shall be
                ------------------
entitled to be paid the "fair value" of his or her Shares, as provided in
Section 262 of the DGCL, the Company shall give Purchaser notice thereof and Purchaser shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 5.1.

          5.4.  Transfer of Shares After the Effective Time.  No transfers of
                -------------------------------------------
Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          6.1.  Representations and Warranties of the Company.  The Company
                ---------------------------------------------
hereby represents and warrants to Purchaser and Merger Sub that, except (with respect to any particular subsection of this Section 6.1) to the extent specifically disclosed in the corresponding subsection of that certain letter delivered by the Company to the Purchaser on or prior to the date hereof (the "Disclosure Letter"):
------------------

          (a)  Corporate Organization and Qualification. Each of the Company and
               ----------------------------------------
its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, has all requisite corporate or similar power and authority to carry on its business as presently conducted and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for any such failure of any of the Company's subsidiaries to be so organized, existing, in good standing or to have such power and authority or to so qualify, which, when taken together with all other such failures, is not reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole. The Company has made available to Purchaser a complete and correct copy of the Certificate and the Company's Bylaws, each as currently in effect. The Certificate and Bylaws so delivered are in full force and effect. The Company has delivered to Purchaser prior to the date hereof a list of the current subsidiaries of the Company which evidences, among other things, the amount of capital stock or other equity interests owned by the Company, directly or indirectly, in such subsidiaries, if such amount is less than 100%. No entity in which the Company owns, directly or indirectly, an equity interest but less than a 50% equity interest is, individually or when taken together with all such other entities, material to the business of the Company and its subsidiaries taken as a whole.

          (b)  Authorized Capital.  The authorized capital stock of the Company
               ------------------
consists of 150,000,000 Shares, of which 63,677,435 Shares were outstanding on July 22, 1997, and 5,000,000 shares of Preferred Stock par value $.001 per share (the "Preferred Shares"), of which no shares were outstanding on July 23, 1997.
      ----------------
All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of July 22, 1997, options to purchase an aggregate of 7,412,644 Shares were outstanding (or, in the case of the 1995 ESPP (as defined below) reserved for issuance) pursuant to the Infrasonics 1995 Stock Option Plan (the "Infrasonics 1995 Plan"), the 1995 Merger Stock Incentive Plan
                  ---------------------
(the "1995 Plan"), the 1994 Equity Incentive Plan, as amended (the "1994 Plan"),
      ---------                                                     ---------
the Infrasonics 1991 Stock Option Plan (the "Infrasonics 1991 Plan"), the 1991
                                             ---------------------
Equity Incentive Plan, as amended (the "1991 Plan"), the 1988 Stock Option Plan
                                        ---------
for Non-Employee Directors, as amended (the "1988 Plan"), the 1985 Equity
                                             ---------
Incentive Plan (the "1985 Plan"), the Infrasonics 1983 Employee Stock Option
                     ---------
Plan (the "Infrasonics 1983 Plan"), the Aequitron Medical, Inc. 1985 Incentive
           ---------------------
Stock Option Plan, the Aequitron Medical, Inc. 1988 Stock Option Plan, the 1986 Employee Stock Participation Plan, as amended (the "1986 ESPP"), which
                                                    ---------
terminated August 1996, and the 1995 Employee Stock Participation Plan (the

"1995 ESPP" and collectively with the Plans listed in this sentence, the "Stock
----------                                                                -----
Plans") and 5,000,000 Preferred Shares were reserved for issuance upon exercise
-----
of the rights (the "Rights") issued pursuant to the Rights Agreement, dated as
                    ------
of September 1, 1992, as amended and restated as of March 8, 1996, between the Company and The First National Bank of Boston (the "Rights Agreement"). Each of
                                                    ----------------
the outstanding shares of capital stock of each of the Company's subsidiaries (as defined in Rule 1.02(v) of Regulation S-X promulgated pursuant to the Exchange Act) is duly authorized, validly issued, fully paid and nonassessable and is owned, either directly or indirectly, by the Company, free and clear of all liens, pledges, security interests, claims or other encumbrances. Except as set forth above, there are no shares of capital stock of the Company authorized, issued or outstanding and except as set forth above, there are no pre emptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any of its subsidiaries. Immediately prior to the consummation of the Offer and the Merger, no Preferred Shares or any other securities of the Company will be subject to issuance pursuant to the Rights Agreement as a result of any of the transactions contemplated by this Agreement, no Distribution Date (as defined in the Rights Agreement) shall have occurred as a result of any of the transactions contemplated by this Agreement and, at or after the Effective Time, except as provided in Section 7.8(a), neither the Surviving Corporation nor the Purchaser will have any obligation to issue, transfer or sell any Shares or common stock of the Surviving Corporation or Purchaser pursuant to any Benefit Plan referred to in Section 7.1(d).

          (c)  Corporate Authority.  Subject only to approval of this Agreement
               -------------------
by the holders of a majority of the outstanding Shares, the Company has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Assuming the due authorization, execution and delivery hereof by Purchaser and Merger Sub, this Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and to general equitable principles.

          (d)  Governmental Filings; No Violations.  (i) Other than the filings
               -----------------------------------
provided for in Section 2.3, as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), filings required under the Exchange
                               -------
Act and such filings or consents, registrations, approvals, permits or authorizations as may be required under the laws of Germany, Ireland, Canada, Belgium, Hungary and Mexico (collectively, the "Regulatory Approvals"), no
                                                --------------------
notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission or other entity, domestic or foreign

("Governmental Entity"), in connection with the execution and delivery of this
---------------------
Agreement by the Company and the consummation of the transactions contemplated hereby, the failure to make or obtain any or all of which is reason ably likely to have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole, or could prevent or materially delay the transactions contemplated by this Agreement or impair the ability of Purchaser, Merger Sub, the Company or any of their respective affiliates, following consummation of the Offer or the Merger, to conduct any material business or operations in any jurisdiction where they are now being conducted.

          (ii) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement will not, constitute or result in (A) a breach or violation of, or a default under, the Certificate or the Company's Bylaws or the comparable governing instruments of any of its subsidiaries, (B) a breach or violation of, or a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any agreement, lease, permit, contract, note, mortgage, indenture, arrangement or other legal obligation ("Contracts") of the Company or any of its subsidiaries or any law,
             ---------
rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which the Company or any of its subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for such breaches, violations, defaults, accelerations or changes that, alone or in the aggregate, are not reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole or that could not prevent or materially delay the transactions contemplated by this Agreement or impair the ability of Purchaser, Merger Sub, the Company or any of their respective affiliates, following consummation of the Offer or the Merger, to conduct any material business or operations in any jurisdiction where they are now being conducted. The Disclosure Letter sets forth, to the knowledge of the officers of the Company, a list of any consents required under any material Contracts to be obtained prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clause (B) above).

          (e)  Company Reports; Financial Statements.  The Company and, to the
               -------------------------------------
extent applicable, each of its then or current subsidiaries, has made all filings required to be made with the SEC since July 1, 1995 (collectively, including any such reports filed subsequent to the date hereof, the "Company
                                                                     -------
Reports") and the Company has delivered to Purchaser each registration
-------
statement, schedule, report, proxy statement or information statement prepared by it since July 7, 1996 (the "Audit Date"), including, without limitation, (i)
                               ----------
the Company's Annual Report on Form 10-K for the fiscal year ended July 7, 1996,
(ii) the Company's Quarterly Reports on Form 10-Q for the periods ended October 6, 1996, January 5, 1997 and April 6, 1997, (iii) a Form 8-K dated March 26, 1997, (iv) a Form 8-K dated December 5, 1996, (v) a Form 8-K dated September 9, 1996, (vi) a Form 8-K dated June 27, 1996, (vii) a Form S-8 Registration Statement dated December 12, 1996, (viii) a Form S-8 Registration Statement dated November 27, 1996, (ix) a Form S-8 Registration Statement dated July 26, 1996, (x) a Form 11-K for the fiscal year ended December 3, 1995, and (xi) a definitive proxy statement on Schedule 14A dated September 16, 1996, each in the form (including exhibits and any amendments thereto) filed with the SEC. As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Other than the Company Reports specifically recited above, the Company has not, on or prior to the date hereof, filed any other definitive reports or statements with the SEC since the Audit Date. The Company will periodically provide Purchaser with current draft versions of the Company's Annual Report on Form 10-K, including documents incorporated therein by reference, for the fiscal year ended July 6, 1997, (the "1997 l0-K") promptly
                                                            ---------
after preparation of such draft. As soon as practicable after receiving its auditor's opinion with respect to the Company's financial statements for the fiscal year ended July 6, 1997 (the "1997 Financial Statements"), the
                                     -------------------------

Company will deliver to Purchaser a copy of such 1997 Financial Statements (including such auditor's opinion).

          (f)  Absence of Certain Changes.  Except as disclosed in the Company
               --------------------------
Reports filed with the SEC prior to the date hereof, since the Audit Date the Company and its subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any material adverse change in the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole or any development or combination of developments of which management of the Company has knowledge that is reasonably likely to result in any such change;
(ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company; or (iii) any change by the Company in accounting principles, practices or methods. Since the Audit Date, except as provided for herein or as disclosed in the Company Reports filed with the SEC prior to the date hereof and other than in the ordinary course, there has not been any increase in the compensation payable or which could become payable by the Company and its subsidiaries to their officers or key employees, or any amendment of any Benefit Plans (as defined in Section 6.1(h), other than increases or amendments made in the ordinary course of business. Since July 7, 1997, with respect to members of the Company's Board of Directors, and since July 24, 1996, with respect to officers or employees of the Company (other than new hires), neither the Company nor any subsidiary of the Company has issued to any directors or officers or employees of the Company any options, warrants, rights or convertible securities relating to the issued or unissued capital stock of the Company.

          (g)  Litigation and Liabilities.  Except as disclosed with reasonable
               --------------------------
specificity in the Company Reports filed with the SEC prior to the date hereof or in the Disclosure Letter, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the management of the Company, threatened against the Company or any of its subsidiaries or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including, without limitation, those relating to matters involving any Environmental Law (as defined in Section 6.1(m)), or any other facts or circumstances of which the management of the Company is aware that insofar as can reasonably be foreseen could result in any claims against or obligations or liabilities of the Company or any of its subsidiaries, that, alone or in the aggregate, are reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole. For purposes of this subsection (g), a civil, criminal or administrative action, suit or claim shall be deemed to be "disclosed with reasonable specificity" in a Company Report if it is referred to by case name or case caption in such Company Report.

          (h)  Employee Benefits.
               -----------------

          (i) All bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option, employment, termination, severance, compensation, medical, health or other plan, contract, policy or arrangement which cover employees or former employees of the Company and its subsidiaries and directors and former directors of the Company and its subsidiaries (the "Compensation and Benefit Plans"), including, but not limited to, "employee
-------------------------------
benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") are listed in the Disclosure
                                          -----
Letter. True and complete copies of all Compensation and Benefit Plans and such other benefit plans, contracts or arrangements, including, but to limited to, any trust instruments and insurance contracts, if any, forming a part of any such plans and agreements, and all amendments thereto have been made available to Purchaser.

          (ii) All Compensation and Benefit Plans are in substantial compliance with applicable law and all Compensation and Benefit Plans which are employee benefit plans, other than "multiemployer plans" within the meaning of Sections 3(37) of ERISA, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and
                                                            ------------
which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), has received a favorable determination
                               ----
letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Internal Revenue Service Revenue Procedure 93-39), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of the Company, threatened litigation relating to the Compensation and Benefit Plans. Neither the Company nor any subsidiary has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

          (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and its Subsidiaries have not incurred and do
----------------
not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Plan, and there has been no material change in the financial condition of such Plan since the last day of the most recent Plan Year. The withdrawal liability of the Company and its subsidiaries under each Compensation and Benefit Plan which is a multiemployer plan to which the Company, its subsidiaries or an ERISA Affiliate has contributed during the preceding 12 months, determined as if a "complete withdrawal", within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, does not exceed $100,000.

          (vi) Neither the Company nor the subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as set forth in the Disclosure Letter. The Company or its subsidiaries may amend or terminate any such Plan without incurring any liability thereunder.

          (vii) Except as set forth in Section 7.8, the consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of the Company or any of its subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under any of the Compensation and Benefit Plans.

          (viii) All Compensation and Benefit Plans covering non-U.S. Employees comply in all material respects with applicable local law. The Company and its subsidiaries have no material unfunded liabilities with respect to any Pension Plan which covers non-U.S. Employees.

          (i)  Compliance.  Except to the extent specifically disclosed in
               ----------
Company Reports filed prior to the date hereof, neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or
(ii) any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole, or could prevent or materially delay the transactions contemplated by this Agreement or impair the ability of Purchaser, Merger Sub, the Company or any of their respective affiliates, following consummation of the Offer or the Merger, to conduct any material business or operations in any jurisdiction where they are now being conducted.

          (j)  Brokers and Finders.  Neither the Company nor any of its
               -------------------
officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein, except that the Company has employed the Financial Advisor as its financial advisors, the arrangements with which have been disclosed in writing to Purchaser prior to the date hereof.

          (k)  Other Actions.
               -------------

          (i) The transactions contemplated hereby have been approved by a majority of the total number of Disinterested Directors, as defined in Article Eleventh of the Certificate of the Company, in accordance with such Article and, as a result thereof, Article Eleventh is inapplicable to the Offer and the Merger.

          (ii) The Company has taken all necessary action to provide that (x) the execution of this Agreement and the consummation of the transactions contemplated hereby will not cause (i) Merger Sub and/or the Purchaser to become an Acquiring Person (as defined in the Rights Agreement) or (ii) a Distribution Date, a Shares Acquisition Date or a Triggering Event (as such terms are defined in the Rights Agreement) to occur and (y) all outstanding Rights will expire (whether or not tendered and purchased pursuant to the Offer) upon and as of the acceptance of Shares for payment pursuant to the Offer (so long as Purchaser thereafter purchases Shares accepted for payment pursuant to the Offer) and neither the Company, Merger Sub nor Purchaser nor any of their respective affiliates shall have any obligations under the Rights Agreement to any holder (or former holder) of Rights following consummation of the Offer.

          (l) Takeover Statutes.  The Board of Directors of the Company has
              -----------------
taken all necessary action to approve the transactions contemplated by this Agreement such that the restrictions on transactions under Section 203 of the DGCL shall not apply to such transactions. No other "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation (each a "Takeover Statute")
                                                             ----------------
is applicable to the Company, the Shares, the Offer, the Merger or the transactions contemplated thereby or hereby.

          (m)  Environmental Matters. Except as disclosed in the Disclosure
               ---------------------
Letter and except for such matters that, alone or in the aggregate, are not reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole: (i) Company and its subsidiaries have complied at all times with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company or any subsidiary (including soils, groundwater and surface water) have not been contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by the Company or any of its subsidiaries were not contaminated with Hazardous Substances during or prior to such period of ownership or operation; (iv) neither the Company nor any subsidiary is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any subsidiary has received any notice, demand, letter, claim or request for information indicating that it may be subject to liability for any release or threat of release of any Hazardous Substance or in violation of or liable under any Environmental Law; (vi) neither the Company nor any subsidiary is subject to any order, decree, injunction or other legally binding arrangement with any governmental entity or any indemnity or other legally binding agreement with any third party relating to liability under any Environmental Law; (vii) none of the properties currently owned or operated by the Company or any subsidiary contain any underground storage tanks, asbestos-containing material, lead products, or polychlorinated biphenyls; (viii) there are no other circumstances or conditions involving the Company or any subsidiary that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions against the Company or any subsidiary or on the ownership, use, or transfer of any property currently owned or operated by the Company or any of its subsidiaries pursuant to any Environmental Law; and (ix) the Company has delivered to Purchaser copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to Company or any subsidiary or any of their current or former properties or operations.

          As used herein, the term "Environmental Law" means any federal, state
                                    -----------------
or local law, regulation, order, decree, permit, authorization, common law or legally binding agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property and the term "Hazardous Substance" means any substance that is: (A) listed, classified
      -------------------
or regulated pursuant to any applicable Environmental Law; or (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon.

          (n) Tax Matters.  The Company and each of its subsidiaries, and any
              -----------
consolidated, combined or unitary group for tax purposes of which the Company or any of its subsidiaries is or has been a member, has timely filed all Tax Returns required to be filed by it in the manner provided by law except where the failure to file would not be reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole. All such Tax Returns are true, correct and complete in all material respects. The Company and each of its subsidiaries have paid all Taxes (including interest and penalties) due or required to be withheld from amounts owing to any employee, creditor or third party or have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. Except as has been disclosed to Purchaser in Schedule 6.1(n) to this Agreement:
(i) no material claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries; (ii) no audit, examination, investigation or other proceeding in respect of Taxes is pending, threatened or being conducted by a Tax Authority; (iii) no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its subsidiaries and is currently in effect; (iv) neither the Company nor any of its subsidiaries is a party to, is bound by, or has any obligation under, or potential liability with regards to, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement; (v) no power of attorney has been granted by or with respect to the Company or any of its subsidiaries with respect to any matter relating to Taxes; (vi) neither the Company nor any of its subsidiaries is a party to any agreement, plan, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (vii) neither the Company nor any of its subsidiaries has any deferred intercompany gain or loss arising as a result of a deferred intercompany transaction within the meaning of Treasury Regulation Section 1.1502-13 (or similar provision under state, local or foreign law) or any excess loss accounts within the meaning of Treasury Regulation Section 1.1502-19;
(viii) the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code. As used herein, "Taxes"
                                                                         -----
shall mean any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report
                                      ----------
or statement required to be filed with any governmental authority with respect to Taxes.

          (o)  Contracts with Physicians, Hospitals, HMOs and Third Party
               ----------------------------------------------------------
Providers. The Company has made available to representatives of Purchaser a list
---------
of all outstanding contracts, partnerships, joint ventures and other arrangements or understandings (written or oral) that are material to the Company's business and that are between (i) the Company and any of its subsidiaries and (ii) any physician, hospital, HMO, other managed care organization or other third-party provider relating to the sale or supply of medical devices, the provision of medical or consulting services, treatments or patient referrals or any other similar activities.

          (p) (i) The Disclosure Letter sets forth a complete and accurate list (and, with respect to the Company's Aequitron and Eden Prairie divisions, a complete and accurate list, to the knowledge of the Company's executives) for the last five years, of (A) all Regulatory Letters (as defined below), Notices of Adverse Findings and Section 305 notices and similar letters or notices issued by the Food and Drug Administration (the "FDA") or any other governmental
                                                 ---
entity that is concerned with the safety, efficacy, reliability or manufacturing of the medical products sold by the Company or its subsidiaries (any such governmental entity, a "Medical Device Regulatory Agency") to the Company or any
                        --------------------------------
of its subsidiaries; (B) all United States Pharmacopoeia product problem reporting program complaints or reports, MedWatch FDA forms 3500 and device experience network complaints received by the Company or any of its subsidiaries and all Medical Device Reports filed by the Company or any of its subsidiaries, which complaints or reports pertain to any incident involving death or serious injury, and for which incident there has been (I) a notice or follow-up inquiry to the Company by the FDA, (II) a litigation or arbitration claim or cause of action commenced, or (III) a notice to any insurance carrier of the Company tendering the defense or giving any notice of a possible or actual claim against the Company; (C) all product recalls and safety alerts conducted by or issued to the Company or any of its subsidiaries and any requests from the FDA or any other Medical Device Regulatory Agency requesting the Company or any of its subsidiaries to cease to investigate, test or market any product; (D) any civil penalty actions begun by the FDA or any other Medical Device Regulatory Agency against the Company or any of its subsidiaries and known of by the Company or any of its subsidiaries and all consent decrees and all documents relating to the negotiation of and compliance with such consent decree issued with respect to the Company or the Company's subsidiaries; and (E) any other written communications between the Company or any of its subsidiaries, on the one hand, and the FDA or any other Medical Device Regulatory Agency on the other hand that describe matters that could have a material adverse effect on the sales or revenues attributable to any product or product line of the Company or its subsidiaries or discuss material issues concerning the safety or efficacy of any such product or product line. The Company has made available to Purchaser copies of all documents referred to in Section 6.1(p) of the Disclosure Letter as well as copies of all complaints and other information required to be maintained by the Company pursuant to 21 CFR Section 820. For purposes of this subparagraph (i), "Regulatory Letter" means a letter characterized by the FDA as
                   -----------------
a warning letter, a notice of adverse finding or a similar letter in which FDA or any other Medical Device Regulatory Agency expresses the opinion that violations of law have occurred.

     (ii) Except to the extent that such items would not, individually or in the aggregate, have a material adverse effect on the financial condition, properties, businesses or results of operations of the Company and its subsidiaries taken as a whole, and would not result in the entry or filing of any material injunction or criminal action or proceeding against or involving the Company, and would not require that executive officers of the Company or Purchaser be added as a named individual party to the consent decree to which the Company is presently subject: (A) the Company (or, if applicable, a subsidiary of the Company) has obtained all consents, approvals, certifications, authorizations and permits of, and has made all filings with, or notifications to, all Medical Device Regulatory Agencies pursuant to applicable requirements of all FDA rules, regulations and consent decrees, and all applicable state and foreign laws, rules and regulations applicable to the Company or any of its subsidiaries; (B) all representations made by the Company or any of its subsidiaries in connection with any such consents, approvals, certifications, authorizations, permits, filings and notifications were true and correct in all material respects at the time such representations and warranties were made, and the Company's products, and the products of the Company's subsidiaries, comply with, and perform in accordance with the specifications described in, such representations; (C) the Company and the Company's subsidiaries are in compliance with all applicable FDA rules, regulations and consent decrees, and all applicable state and foreign laws, rules and regulations (including Good Manufacturing Practices and Medical Device Reporting requirements) relating to medical device manufacturers and distributors or otherwise applicable to the Company's or the Company's subsidiaries' business; (D) the Company has no reason to believe that any of the consents, approvals, authorizations, registrations, certifications, permits, filings or notifications that it or any of its subsidiaries has received or made to operate their respective businesses have been or are being revoked or challenged; and (E) there are no investigations or inquiries pending or threatened relating to the operation of the Company's or the Company's subsidiaries' business or the Company's compliance with applicable laws relating to its medical device business or otherwise applicable to the Company's or its subsidiaries' business.

          6.2.  Representations and Warranties of Purchaser and Merger Sub.
                ----------------------------------------------------------
Purchaser and Merger Sub represent and warrant to the Company that:

          (a)  Corporate Organization and Qualification.  Each of Purchaser and
               ----------------------------------------
Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization, has all requisite corporate power and authority to carry on its business as presently conducted and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification except for any such failure to be so organized, existing, in good standing or to have such power and authority or to so qualify, which, when taken together with all other such failures, is not reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operations of Purchaser and its subsidiaries, taken as a whole.

          (b)  Corporate Authority.  Purchaser and Merger Sub each has the
               -------------------
requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Assuming the due authorization, execution and delivery hereof by the Company, this Agreement is a valid and binding agreement of Purchaser and Merger Sub enforceable against Purchaser and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights and to general equitable principles.

          (c)  Governmental Filings; No Violations.  (i) Other than the
               -----------------------------------
Regulatory Filings, no notices, reports or other filings are required to be made by Purchaser and Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Purchaser and Merger Sub from, any Governmental Entity in connection with the execution and delivery of this Agreement by Purchaser and Merger Sub and the consummation of the transactions contemplated hereby, the failure to make or obtain any or all of which could prevent or materially delay the transactions contemplated by this Agreement.

          (ii) The execution and delivery of this Agreement by Purchaser and Merger Sub do not, and the consummation by Purchaser and Merger Sub of the transactions contemplated by this Agreement will not, constitute or result in
(i) a breach or violation of, or a default under, the Certificate of Incorporation or Bylaws of Purchaser or Merger Sub or the comparable governing instruments of any of their subsidiaries or (ii) a breach or violation of, a default under, the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets (with or without the giving of notice or the lapse of time) pursuant to, any provision of any Contract of Purchaser or Merger Sub or any of their subsidiaries or any law, ordinance, rule or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which Purchaser or Merger Sub or any of their subsidiaries are subject, except, in the case of clause (ii) above, for such breaches, violations, defaults or accelerations or changes that, alone or in the aggregate, could not prevent or materially delay the transactions contemplated by this Agreement.

          (d)  Funds.  Purchaser has or will have the funds necessary to
               -----
consummate the transactions contemplated by this Agreement. On or prior to the date hereof, Purchaser has made available to the Company a copy of the executed Commitment Letter, dated July 21, 1997, among Purchaser and the Lenders party thereto (the "Commitment Letter").
              -----------------

                                  ARTICLE VII

                                   COVENANTS

          7.1.  Interim Operations of the Company.  The Company covenants and
                ---------------------------------
agrees, as to itself and its subsidiaries, that, after the date hereof and prior to the date on which Purchaser's nominees comprise a majority of the Board of Directors of the Company (unless Purchaser shall otherwise agree in writing and except as otherwise permitted by this Agreement (including Section 7.2) or specifically disclosed in the corresponding section of the Disclosure Letter):

          (a) the business of the Company and its subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its subsidiaries shall use its best efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees and business associates;

          (b) the Company shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; (ii) amend the Certificate or its Bylaws or amend, modify or terminate the Rights Agreement, or redeem the Rights issued pursuant thereto; (iii) split, combine or reclassify the outstanding Shares; or (iv) declare, set aside or pay any dividend payable in cash, stock or property with respect to the Shares;

          (c) neither the Company nor any of its subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class of the Company or its subsidiaries or any other property or assets other than, in the case of the Company, Shares issuable pursuant to options outstanding on the date hereof under the Stock Plans; (ii) transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any assets or incur or modify any indebtedness (other than drawings under existing credit facilities in the ordinary course of business) or other liability other than in the ordinary and usual course of business; (iii) acquire directly or indirectly by redemption or otherwise any shares of the capital stock of the Company or (iv) authorize capital expenditures in excess of $500,000 individually or $5,000,000 in the aggregate or make any acquisition of another company (by merger, consolidation or acquisition of stock or assets) or any investment in, assets or stock of any other person or entity;

          (d) except to the extent required under the existing Compensation and Benefit Plans (as in effect prior to the date of this Agreement and set forth in the Disclosure Schedule) neither the Company nor any of its subsidiaries shall grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or such subsidiaries, other than as required by statute in foreign jurisdictions and except in the ordinary course of business consistent with past practice; and neither the Company nor any of its subsidiaries shall establish, adopt, enter into, make any new grants or awards under or amend, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees (the "Benefit Plans");
--------------

          (e) neither the Company nor any of its subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business and with the consent of Purchaser (which consent shall not be unreasonably withheld), modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

          (f) neither the Company nor any of its subsidiaries shall make any tax election or permit any insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Purchaser, except in the ordinary and usual course of business;

          (g) except as may be required as a result of a change in law or in generally accepted accounting principles, neither the Company nor any of its subsidiaries shall change any of the accounting practices or principles used by it;

          (h) neither the Company nor any of its subsidiaries shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company or any of its subsidiaries not constituting an inactive subsidiary (other than the Merger); and

          (i) neither the Company nor any of its subsidiaries will authorize or enter into an agreement to do any of the foregoing or take any action that would knowingly cause any of the representations or warranties of the Company contained in this Agreement to be untrue or incorrect or would result in any of the Offer Conditions set forth in Annex A not being satisfied.

          7.2.  Acquisition Proposals.  The Company, its affiliates and its and
                ----------------------
their respective officers, directors, employees, representatives and agents (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any acquisition or exchange of all or any material portion of the assets of, or more than 15% of the equity interest in, the Company or any of its subsidiaries (by direct purchase from the Company, tender or exchange offer or otherwise) or any business combination, merger or similar transaction (including an exchange of stock or assets) with or involving the Company or any subsidiary (except for the subsidiary specified in Section 7.2 of the Disclosure Letter) or division of the Company (an "Acquisition
                                                       -----------
Transaction"). Except as set forth in this Section 7.2, neither the Company nor any of its affiliates, nor any of its or their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Purchaser and Merger Sub, any affiliate or associate of Purchaser and Merger Sub or any designees of Purchaser and Merger Sub) with respect to any inquiries or the making of any offer or proposal (including, without limitation, any offer or proposal to the stockholders of the Company) concerning an Acquisition Transaction ( an "Acquisition Proposal"); provided,
                                            --------------------
however, that the Company may, directly or indirectly, furnish information and access pursuant to an appropriate confidentiality agreement, in each case only in response to a request for information or access, to any person making a written Acquisition Proposal to the Board of Directors of the Company made after the date hereof which was not encouraged, solicited or initiated by the Company or any of its affiliates or any of its or their respective officers, directors, employees, representatives or agents on or after the date hereof and may participate in discussions and negotiate with such person concerning any such Acquisition Proposal, if and only if the Board of Directors of the Company determines in good faith, based upon the advice of outside counsel to the Company, that failing to provide such information or access or to participate in such discussions or negotiations would constitute a breach of the Board's fiduciary duty under applicable law and provided, further, that nothing herein shall prevent the Board from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; provided, further, that the Board shall not recommend that the stockholders of the Company tender their Shares in connection with any such tender offer unless the Board shall have determined in good faith, based upon the advice of outside counsel to the Company, that failing to take such action would constitute a breach of the Board's fiduciary duty under applicable law. The Board shall notify Purchaser immediately if any such written Acquisition Proposal is made and shall in such notice indicate the identity of the offeror and the terms and conditions of any such proposal. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party, unless the Board shall have determined in good faith, based upon the advice of outside counsel to the Company, that failing to release such third party or waive such provisions would constitute a breach of the fiduciary duties of the Board of Directors under applicable law.

          7.3.  Meetings of the Company's Stockholders.  (a) If required to
                --------------------------------------
consummate the Merger, the Company will take, consistent with applicable law, the Certificate and the Company's Bylaws, all action necessary to convene a meeting of holders of Shares as promptly as practicable following the purchase of Shares pursuant to the Offer to consider and vote upon the approval of this Agreement and the Merger. Subject to fiduciary requirements of applicable law, the Board of Directors of the Company shall recommend such approval and the Company shall take all lawful action to solicit such approval. At any such meeting of the Company all of the Shares then owned by the Purchaser Companies will be voted in favor of this Agreement. The Company's proxy or information statement with respect to such meeting of shareholders (the "Proxy Statement"),
                                                             ---------------
at the date thereof and at the date of such meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,
                                                          --------  -------
that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Purchaser Companies furnished to the Company by Purchaser specifically for use in the Proxy Statement. The Proxy Statement shall not be filed, and no amendment or supplement to the Proxy Statement will be made by the Company, without consultation with Purchaser and its counsel.

          (b) Notwithstanding the foregoing, in the event that Merger Sub shall acquire at least 90% of the outstanding Shares, the Company agrees, at the request of Merger Sub, subject to Article VIII, to take all necessary and appropriate action to cause the Merger to become effective as soon as reasonably practicable after such acquisition, without a meeting of the Company's stockholders, in accordance with Section 253 of the DGCL.

          7.4.  Filings; Other Action.  (a) Subject to the terms and conditions
                ---------------------
herein provided, the Company and Purchaser shall: (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act and other Regulatory Filings with respect to the Offer and the Merger; and (ii) use all commercially reasonable efforts to promptly take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to cooperating in the preparation and filing of the Offer Documents, the Schedule 14D-9, the Proxy Statement, any required filings under the HSR Act or other foreign filings and any amendments to any thereof. Each party hereto shall use all commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to Contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Offer and the

Merger. The Company, as reasonably requested by Purchaser and in a manner not inconsistent with the terms of the Commitment Letter, will cooperate with Purchaser and Merger Sub with respect to consummating the financing for the Offer and the Merger and any refinancing of the Company's indebtedness.

          (b) The Company and Purchaser each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Purchaser or the Company, as the case may be, or any of their subsidiaries, from any Governmental Authority with respect to the Offer or the Merger or any of the other transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other antitrust law.

          7.5.  Access.  (a)  Upon reasonable notice, the Company shall (and
                ------
shall cause each of its subsidiaries to) afford Purchaser's officers, employees, counsel, lenders, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period
-----------------
prior to the Effective Time, to its properties, books, Contracts and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Purchaser all information concerning its business, properties and personnel as Purchaser or its Representatives may reasonably request, provided that no investigation pursuant to this Section 7.5 shall affect or be deemed to modify any representation or warranty made by the Company and provided, further, that the foregoing shall not require the Company
            --------  -------
to permit any inspection, or to disclose any information, which in the reasonable judgment of the Company (a) would result in the disclosure of any trade secrets of third parties or violate any obligation of the Company with respect to confidentiality if the Company shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure, (b) would be in violation of applicable law, rules or regulation or (c) constitutes information protected by attorney-client privilege or attorney work product, but only to the extent that disclosure, in the opinion of counsel to the Company, would jeopardize the Company's ability to assert such attorney-client privilege or attorney work product and Purchaser is informed at the time that information is being withheld on the foregoing bases. Upon any termination of this Agreement, Purchaser will collect and deliver to the Company all documents obtained by it or any of its Representatives then in their possession and any copies thereof.

          (b) Upon any termination of this Agreement, Purchaser will treat all documents obtained by it or any of its Representatives in accordance with the terms of the Confidentiality Agreement, dated as of June 3, 1997 ( the "Confidentiality Agreement") between the Company and Purchaser. All requests
--------------------------
for information made pursuant to this

Section shall be directed to an executive officer of the Company or such person as may be designated by any such officer.

          7.6.  Notification of Certain Matters.  The Company shall give prompt
                -------------------------------
notice to Purchaser of: (a) any notice of, or other communication relating to, any environmental matter, a default or event that, with notice or lapse of time or both, would become a default, received by the Company or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any Contract to which the Company or any of its subsidiaries is a party or is subject; and (b) any material adverse change in the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole or the occurrence of any event which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in any such change. Each of the Company and Purchaser shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

          7.7.  Publicity.  The initial press release shall be a joint press
                ---------
release and thereafter the Company and Purchaser each shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

          7.8.  Stock Plans and Benefits.
                ------------------------

          (a) Stock Plans.  Except as provided in the next sentence, the Company
              -----------
shall take such actions as may be necessary such that immediately prior to the Effective Time each stock option outstanding pursuant to the Stock Plans (the "Option"), whether or not then exercisable, shall be canceled and only entitle
-------
the holder thereof, upon surrender thereof, to receive an amount in cash from the Company equal to the result of multiplying the number of Shares previously subject to such Option by the difference between the Merger Consideration and the per Share exercise price of such Option. Notwithstanding anything contained herein to the contrary, all Options granted after July 21, 1997 shall, at the Effective Time, be assumed by Purchaser in accordance with the terms of the applicable Stock Plan and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each post July 21, 1997 Option may be exercised solely for shares of Purchaser common stock, (ii) the number of shares of Purchaser common stock subject to such Option shall be equal to the result (rounded down to the nearest whole share) of multiplying the number of Shares subject to such Option immediately prior to the Effective Time by a fraction (the "Conversion Fraction"), the numerator of which is the Merger Consideration
      -------------------
and the denominator of which is the average of the closing prices of one share of Purchaser common stock on the New York Stock Exchange for the five business days immediately prior to the Effective Time and (iii) the per share exercise price under each such Option shall be equal to the result (rounded up to the nearest whole cent) of dividing the per share exercise price under each such Option immediately prior the Effective Time by the Conversion Fraction; provided, however, that with respect to any Option which is an "incentive stock option", within the meaning of Section 422 of the Code, the adjustments provided in this Section shall, if applicable, be modified in a manner so that the adjustments are consistent with requirements of Section 424(a) of the Code.

          The Company agrees to take such actions as may be necessary so that each employee participating in the 1995 ESPP immediately prior to the Effective Time shall only be entitled to receive an amount in cash equal to the result of multiplying (i) the Merger Consideration by (ii) a fraction, the numerator of which is the accumulated payroll deductions in the employee's account under the 1995 ESPP at the Effective Time, and the denominator of which is the purchase price for the "Offering" for the "Purchase Period" (as such terms are defined in the 1995 ESPP) in effect immediately prior to the Effective Time. The Company agrees to take such actions as may be necessary to cease as of the Effective Time all further Offerings and payroll deductions under the 1995 ESPP.

          All restrictions on the retention of shares of restricted stock granted to employees under the 1994 Plan shall lapse immediately prior to the Effective Time.

          (b) Employee Benefits. Purchaser agrees that during the period
              -----------------
commencing at the Effective Time and ending on the second anniversary thereof, the employees of the Company will continue to be provided with benefits under employee benefit plans (other than stock options or other plans involving the issuance of securities of the Company or Purchaser) which in the aggregate are substantially comparable to those currently provided by the Company to such employees; provided, however, that employees covered by collective bargaining agreements need not be provided with such benefits. Purchaser will cause each employee benefit plan of Purchaser in which employees of the Company are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with the Company as if such service were with Purchaser, to the same extent that such service was credited under a comparable plan of the Company. Purchaser will, and will cause the Surviving Corporation to, honor in accordance with their terms (i) all employee benefit obligations to current and former employees of the Company accrued as of the Effective Time and (ii) to the extent set forth in the Disclosure Letter, all employee severance plans in existence on the date hereof and all employment or severance agreements entered into prior to the date hereof.

          7.9.  Indemnification; Directors' and Officers' Insurance.  (a) From
                ---------------------------------------------------
and after the Effective Time, Purchaser agrees that it will (i) to the fullest extent that the Company would have been permitted under Delaware law and the Certificate or the Company's Bylaws in effect on the date hereof, and (ii) cause the Surviving Corporation, to the fullest extent permitted under Delaware law, to indemnify and hold harmless each present and former director and officer of the Company, determined as of the Effective Time (the "Indemnified Parties"), against any costs or expenses (including reasonable
--------------------
attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit,
                -----
proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, (and Purchaser shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification); provided that
                                                                 --------
if there is any disagreement between any Indemnified Party and the Merger Sub or Purchaser with respect to whether an officer's or director's conduct complies with the standards set forth under Delaware law and the Certificate and the Company's Bylaws, such determination shall be made by independent counsel selected by the Surviving Corporation. The indemnification provisions of
Article X and Article XI of the Bylaws of the Company shall not be amended, modified or repealed for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were officers, directors or employees of the Company.

          (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Purchaser thereof but failure to so notify will not relieve Purchaser of liability except to the extent Purchaser is materially adversely affected thereby. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Purchaser or the Surviving Corporation shall have the right to assume the defense thereof and Purchaser shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Purchaser or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that, in such counselor's reasonable judgment, there are issues that constitute conflicts of interest between Purchaser or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Purchaser or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Purchaser shall be obligated
                       --------  -------
pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Purchaser shall not be liable for any settlement effected without its prior written consent; and provided further that Purchaser shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

          (c) Purchaser shall cause the Surviving Corporation either (i) to maintain the Company's existing officers' and directors' liability insurance (or equivalent thereof) ("D&O Insurance") for a period of six years after the
                      -------------
Effective Time so long as the annual premium therefor is not in excess of an amount (the "D&O Premium") equal to 150% of the last annual premium paid prior
             -----------
to the date hereof; provided, however, if the existing D&O Insurance expires, is
                    --------  -------
terminated or canceled during such six year period, the Surviving Corporation will use its best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of the D&O Premium or (ii) purchase tail insurance in respect of the existing D&O Insurance for six years for a premium not to exceed $1,000,000.

          (d)  If the Surviving Corporation or any of its successors or assigns
(i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in Section 7.8 and this Section 7.9.

          (e) The provisions of this Section 7.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

          7.10.  Other Actions by the Company.  If any Takeover Statute shall
                 ----------------------------
become applicable to the transactions contemplated hereby, the Company and the members of the Board of Directors of the Company shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.


                                  ARTICLE VIII

                                   CONDITIONS

          8.1.  Conditions to Obligations of Purchaser and Merger Sub.  The
                -----------------------------------------------------
respective obligations of Purchaser and Merger Sub to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Purchaser or Merger Sub, as the case may be, to the extent permitted by applicable law:

          (a)  Stockholder Approval.  If required by the DGCL, this Agreement
               --------------------
shall have been duly approved by the holders of a majority of the Shares, in accordance with applicable law and the Certificate and the Company's Bylaws;

          (b)  Purchase of Shares.  Merger Sub (or one of the Purchaser
               ------------------
Companies) shall have purchased Shares pursuant to the Offer;

          (c)  Injunction.  No United States or state court or other
               ----------
Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order"); and
                                     -----

          (d)  Other Obligations.  The Company shall have fulfilled its
               -----------------
obligations under Section 7.8(a) and the representations set forth in Section 6.1(k) shall be true and correct; provided, however, that this condition shall
                                  --------  -------
be deemed satisfied if Purchaser Representatives constitute not less than a majority of the Board of Directors of the Company and take any action to reverse, modify or amend any action taken by the Board of Directors of the Company prior to the Purchaser Representatives constituting such majority.

          8.2.  Conditions to Obligations of the Company.  The obligations of
                ----------------------------------------
the Company to consummate the Merger are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

          (a)  Stockholder Approval.  If required by the DGCL, this Agreement
               --------------------
shall have been duly approved by the holders of a majority of the Shares, in accordance with applicable law and the Certificate and the Company's Bylaws;

          (b)  Purchase of Shares.  Merger Sub (or one of the Purchaser
               ------------------
Companies) shall have purchased Shares pursuant to the Offer;

          (c)  Order.  There shall be in effect no Order.
                                   -----


                                   ARTICLE IX

                                  TERMINATION

          9.1.  Termination by Mutual Consent.  This Agreement may be terminated
                -----------------------------
and the transactions contemplated hereby may be abandoned at any time prior to the Effective

Time, before or after the approval by holders of Shares, by the mutual consent of Purchaser and the Company, by action of their respective Boards of Directors.

          9.2.  Termination by either Purchaser or the Company.  This Agreement
                ----------------------------------------------
may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Directors of either Purchaser or the Company if (i) Merger Sub, or any Purchaser Company, shall have terminated the Offer without purchasing any Shares pursuant thereto; or (ii) the Merger shall not have been consummated by December 31, 1997, whether or not such date is before or after the approval by holders of Shares; or (iii) if required, the approval of shareholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefor; or (iv) any court of competent jurisdiction or other governmental body located or having jurisdiction within the United States or any country or economic region in which either the Company or Purchaser, directly or indirectly, has material assets or operations, shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable.

          9.3.  Termination by Purchaser.  This Agreement may be terminated and
                ------------------------
the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares, by action of the Board of Directors of Purchaser, if (i) the Company shall have breached or failed to perform in any material respect any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company prior to such date of termination which breach or failure shall not have been cured prior to the earlier of (A) ten business days following the giving of written notice to the Company of such breach or failure and, if applicable, (B) the date on which the Offer is then scheduled to expire, or any representation or warranty of the Company set forth in this Agreement shall have been inaccurate or incomplete when made except for such failures to be complete or accurate that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole or could prevent or materially delay the transactions contemplated by this Agreement or impair the ability of Purchaser, Merger Sub, the Company or any of their respective affiliates, following consummation of the Offer or the Merger, to conduct any material business or operations in any jurisdiction where they are now being conducted, (ii) the Board of Directors of the Company (or a special committee thereof) shall have amended, modified or withdrawn in a manner adverse to Purchaser or Merger Sub its approval or recommendation of the Offer, this Agreement or the Merger or the Board of Directors of the Company, upon request by Purchaser, shall have failed to publicly reaffirm such approval or recommendation within ten business days of such request by Purchaser, or shall have endorsed, approved or recommended any other Acquisition Proposal, or shall have resolved to do any of the foregoing, or (iii) the Company shall have entered into any agreement, letter of intent or agreement in principle with respect to any other Acquisition Proposal.

          9.4.  Termination by the Company.  This Agreement may be terminated
                --------------------------
and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, before or after the approval by holders of Shares by action of the Board of Directors of the Company, (i) if Purchaser or Merger Sub (or another Purchaser Company) (x) shall have breached or failed to perform in any material respect any of the covenants or agreements contained in this Agreement to be complied with or performed by Purchaser or Merger Sub prior to such date of termination which breach or failure shall not have been cured prior to the earlier of (A) ten business days following the giving of written notice to the Purchaser of such breach or failure, and, if applicable, (B) the date on which the Offer is then scheduled to expire, or (y) shall have failed to commence the Offer within the time required in Section 1.1, or (ii) if (w) the Company is not in material breach of any of the terms of this Agreement, (x) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a definitive written acquisition agreement concerning an Acquisition Transaction (the "Alternative Acquisition
                                                      -----------------------
Agreement") and five business days elapse after delivery to Purchaser of a
---------
written notice that the Board of Directors has so authorized the Company to enter into such Alternative Acquisition Agreement, attaching the most current version of such agreement (which shall include all of the material terms, including the price proposed to be paid for Shares pursuant thereto) to such notice, (y) Purchaser does not make, within five business days of receipt of such written notice from the Company, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the offer set forth in the Alternative Acquisition Agreement that the Company has indicated that it intends to enter into following the end of such five business day period, and (z) the Company, prior to such termination, pays to Purchaser in immediately available funds the fees required to be paid pursuant to Section 9.5(b).

          9.5.  Effect of Termination and Abandonment.  (a) In the event of the
                -------------------------------------
termination of this Agreement pursuant to this Article IX, no party hereto (or any of its directors or officers, employees, agents or advisors) shall have any liability or further obligation to any other party to this Agreement, except as provided in Section 9.5(b) below and Section 10.2 and except that nothing herein will relieve any party from liability for any willful breach of this Agreement, including, without limitation, Section 1.1 hereof.

          (b) If (i) (x) the Offer shall have remained open for a minimum of at least 25 business days, (y) after the date hereof any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange
Act) other than Purchaser or Merger Sub or any of their respective subsidiaries or affiliates (collectively, a "Person") shall have become the beneficial owner
                                ------
of 15% or more of the outstanding Shares or shall have publicly announced a proposal or intention to make an Acquisition Proposal or any Person shall have commenced, or shall have publicly announced an intention to commence, a tender offer or exchange offer for 15% or more of the outstanding Shares, and (z) the Minimum

Condition (as defined in Annex A) shall not have been satisfied and the Offer is terminated without the purchase of any Shares thereunder, or (ii) the Purchaser shall have terminated this Agreement pursuant to Section 9.3 (ii) or 9.3(iii), or (iii) the Company shall have terminated this Agreement pursuant to Section 9.4(ii), then the Company shall promptly, but in no event later than two days after the date of such termination (except as otherwise expressly provided in
Section 9.4(ii) requiring an earlier payment), pay Purchaser a fee of $45,000,000 (the "Termination Fee") and shall reimburse Purchaser and Merger Sub
                  ---------------
(not later than one business day after submission of statements therefor) for
(i) an amount equal to all of the actual documented out-of-pocket charges and expenses incurred by Purchaser or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $3,500,000, plus (ii) an amount equal to all of the actual documented financing fees paid by Purchaser in connection with the debt facilities referred to in the Commitment Letter up to a maximum amount of $4,000,000 (such charges, expenses and financing fees referred to in clauses (i) and (ii) collectively, the "Purchaser Expenses"), in each case payable by wire transfer in same day funds.
-------------------
If this Agreement is terminated by Purchaser pursuant to Section 9.3(i), then the Company shall promptly pay to Purchaser the Purchaser Expenses and, if within 18 months of the date of such termination, the Company shall enter into any agreement with respect to an Acquisition Transaction, the Company shall, promptly, but in no event later than two days after the entry into such agreement, pay Purchaser the Termination Fee. The Company acknowledges that the agreements contained in this Section 9.5(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Purchaser and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 9.5(b), and, in order to obtain such payment, Purchaser or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph (b), the Company shall pay to Purchaser or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Morgan Guaranty Trust Company of New York on the date such payment was required to be made.

          (c)  If this Agreement is terminated by the Company pursuant to
Section 9.4(i) or by the Company or Purchaser pursuant to Section 9.2(i) in the event Merger Sub or Purchaser shall have terminated the Offer in violation of the terms of the Offer, then Purchaser shall promptly reimburse the Company (not later than one business day after submission of statements therefor) for an amount equal to the Company's actual documented out-of-pocket expenses incurred in connection with the transactions contemplated by the Agreement in an amount not to exceed $3,500,000.

                              ARTICLE X

                           Miscellaneous and General

          10.1.  Payment of Expenses.  Whether or not the Merger shall be
                 -------------------
consummated, each party hereto shall, subject to Section 9.5(b), pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Merger.

          10.2.  Survival.  The agreements of the Company, Purchaser and Merger
                 --------
Sub contained in Sections 5.2 (but only to the extent that such Section expressly relates to actions to be taken after the Effective Time), 5.3, 5.4, 7.8, 7.9, 7.10, 10.1 and 10.6 through 10.13 shall survive the consummation of the Merger. The agreements of the Company, Purchaser and Merger Sub contained in the Confidentiality Agreement and Sections 7.5(b), 9.5, 10.1 and 10.6 through
10.13 shall survive the termination of this Agreement.  Except as provided in
Section 9.5(b), all other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

          10.3.  Modification or Amendment.  Subject to the applicable
                 -------------------------
provisions of the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

          10.4.  Waiver of Conditions.  The conditions to each of the parties'
                 --------------------
obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

          10.5.  Counterparts.  For the convenience of the parties hereto, this
                 ------------
Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

          10.6.  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of Delaware.

          10.7.  Notices.  Any notice, request, instruction or other document to
                 -------
be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to
                                                                     -----
Purchaser or Merger Sub, addressed to Purchaser or Merger Sub, as the case may
-----------------------
be, at Mallinckrodt Inc., 7733 Forsyth Boulevard, St. Louis, Missouri 63105-1820, Attention: Roger A. Keller, Esq. (with a copy to James C. Morphy, Esq., Sullivan & Cromwell, 125 Broad Street, New York, New York 10004); and
                                                                  ---
if to the Company, addressed to the Company at Nellcor Puritan Bennett
-----------------
Incorporated, 4280 Hacienda Drive, Pleasanton, California 94588, Attention:
Laureen DeBuono (with a copy to Robert M. Mattson, Jr., Esq., Morrison & Foerster LLP, 19900 MacArthur Boulevard, 12th Floor, Irvine, California 92612), or to such other persons or addresses as may be designated in writing by the party to receive such notice.

          10.8.  Severability.  If any term or other provision of this Agreement
                 ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          10.9.  Entire Agreement, etc.  This Agreement (including the
                 ---------------------
Disclosure Letter and any exhibits or Annexes hereto) (a) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof, and (b) shall not be assignable by operation of law or otherwise and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto; provided,
                                                                    --------
however, that Purchaser may designate, by written notice to the Company, another
-------
wholly-owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in the event of which, all references herein to Merger Sub shall be deemed references to such other subsidiary except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

          10.10.  Parties in Interest.  This Agreement shall be binding upon and
                  -------------------
inure solely to the benefit of each party hereto, and, except for Section 7.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          10.11.  Definition of "Subsidiary".  When a reference is made in this
                  --------------------------
Agreement to a subsidiary of a party, the word "subsidiary" means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

          10.12.  Obligation of Purchaser.  Whenever this Agreement requires
                  -----------------------
Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause Merger Sub to take such action.

          10.13.  Captions.  The Article, Section and paragraph captions herein
                  --------
are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.



                         MALLINCKRODT INC.


                         By: /s/    C. Ray Holman
                             ------------------------
                             Name:  C. Ray Holman
                             Title: Chairman & Chief Executive Officer


                         NELLCOR PURITAN BENNETT INC.


                         By: /s/ C. Raymond Larkin, Jr.
                             ---------------------------------
                             Name:  C. Raymond Larkin, Jr.
                             Title:    President & Chief Executive Officer


                         NPB ACQUISITION CORP.


                         By: /s/ C. Ray Holman
                             -----------------------
                             Name:  C. Ray Holman
                             Title: Chairman & Chief Executive Officer

                                                                         ANNEX A


          CERTAIN CONDITIONS OF THE OFFER.  The capitalized terms used in this
          -------------------------------
Annex A have the meanings set forth in the attached Agreement. Notwithstanding any other provision of the Offer, Merger Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, or may delay the acceptance for payment of or payment for, any tendered Shares, or may, in its sole discretion (subject to the Merger Agreement), terminate or amend the Offer as to any Shares not then paid for if, (i) prior to the expiration of the Offer, (x) a number of Shares which, together with any Shares owned by Purchaser or Merger Sub, constitutes more than 50% of the voting power (determined on a fully-diluted basis) of all the securities of the Company entitled to vote generally in the election of directors or in connection with a merger shall not have been validly tendered and not withdrawn prior to the expiration of the Offer (the "Minimum Condition")
                                                             -----------------
or (y) any waiting periods under the HSR Act applicable to the purchase of Shares pursuant to the Offer, and any similar waiting periods under any foreign statutes or regulations that are applicable to the Offer or the Merger shall not have expired or been terminated, or any Regulatory Approvals applicable to the Offer and the Merger shall not have been obtained on terms satisfactory to the Purchaser in its reasonable judgment, or (ii) on or after July 23, 1997, and at or before the time of payment for any of such Shares (whether or not any Shares have theretofore been accepted for payment), any of the following events shall occur:

          (a) there shall have occurred and be continuing (i) any general suspension of, or limitation on prices for, trading in securities on the NYSE or in the over-the-counter market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any Governmental Entity on, or any other event that could reasonably be expected to materially adversely affect, the extension of credit by banks or other lending institutions, (iv) or in the case of any of the foregoing existing at the time of the com mencement of the Offer, a material acceleration or worsening thereof, or (v) any material adverse change in the relevant financial markets that could reasonably be expected to materially and adversely affect the syndication of the senior bank debt facilities referred to in the Commitment Letter;

          (b) the Company shall have breached or failed to perform in any material respect any of the covenants or agreements contained in the Agreement to be complied with or performed by the Company prior to the date of termination of the Agreement which breach or failure shall not have been cured prior to the earlier of (A) ten business days following the giving of written notice to the Company of such breach or failure and (B), the date on which the Offer is then scheduled to expire, or any representation or warranty of the Company set forth in the Agreement shall have been inaccurate or incomplete when made or, except for those representations or warranties that address matters only as of a particular date, thereafter shall become inaccurate or incomplete and except for changes specifically permitted in this Agreement and the failure of any such representations and warranties to be complete and accurate that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole or could prevent or materially delay the transactions contemplated by this Agreement or impair the ability of Purchaser, the Merger Sub, the Company or any of their respective affiliates, following consummation of the Offer or the Merger, to conduct any material business or operations in any jurisdiction where they are now being conducted.

          (c) there shall be instituted or pending any action, litigation, proceeding, investigation or other application (hereinafter, an "Action")
                                                                      ------
     before any court or other Governmental Entity by any Governmental Entity:
     (i) challenging the acquisition by Purchaser or Merger Sub of Shares, seeking to restrain or prohibit the consummation of the transactions contemplated by the Offer or the Merger, seeking to obtain any material damages or otherwise directly or indirectly relating to the transactions contemplated by the Offer or the Merger; (ii) seeking to prohibit, or impose any material limitations on, Purchaser's or Merger Sub's ownership or operation of all or any portion of their or the Company's business or assets (including the business or assets of their respective affiliates and subsidiaries), or to compel Purchaser or Merger Sub to dispose of or hold separate all or any portion of Purchaser's or Merger Sub's or the Company's business or assets (including the business or assets of their respective affiliates and subsidiaries) as a result of the transactions contemplated by the Offer or the Merger; (iii) seeking to make the acceptance for payment, purchase of, or payment for, some or all of the Shares illegal or render Merger Sub unable to, or result in a material delay in, or restrict, the ability of Merger Sub to, accept for payment, purchase or pay for some or all of the Shares; (iv) seeking to impose material limitations on the ability of Purchaser or Merger Sub effectively to acquire or hold or to exercise full rights of ownership of the Shares including, without limitation, the right to vote the Shares purchased by them on an equal basis with all other Shares on all matters properly presented to the stockholders; or (v) that, in any event, is reasonably likely to have a material adverse effect on the financial condition, properties, business or operations of the Company or Purchaser or Merger Sub (or any of their respective affiliates or subsidiaries) or the value of the Shares to Purchaser or Merger Sub or the benefits expected to be derived by Purchaser or Merger Sub as a result of consummation of the transactions contemplated by the Offer and the Merger;

          (d) any statute, rule, regulation, order or injunction shall be enacted, promulgated, entered, enforced or deemed or become applicable to the Offer or the Merger, or any Action shall be instituted or pending brought by any person not on behalf of a Governmental Entity or other action shall have been taken by any court or other Governmental Entity other than the application to the Offer or the Merger of waiting periods under the HSR Act, that, in the reasonable judgment of Purchaser, could be expected to, directly or indirectly, result in any of the effects of, or have any of the consequences sought to be obtained or achieved in, any Action referred to in clauses (i) through (v) of paragraph (c) above;

          (e) a tender or exchange offer for 15% or more of the outstanding Shares shall have been commenced or publicly proposed to be made by another Person (including the Company or its subsidiaries), or it shall have been publicly disclosed or the Purchaser shall have learned that any Person (including the Company or its subsidiaries), shall have become the beneficial owner (as defined in Section 13(d) of the Exchange Act and the rules promulgated thereunder) of more than 15% of any class or series of capital stock of the Company (including the Shares) (other than for bona fide arbitrage purposes);

          (f) any change or development shall have occurred that has had, or is reasonably likely to have, a material adverse effect on the financial condition, properties, businesses or results of operations of the Company and its subsidiaries taken as a whole;

          (g) the Board of Directors of the Company (or a special committee thereof) shall have amended, modified or withdrawn in a manner adverse to Purchaser or Merger Sub its approval or recommendation of the Offer, the Agreement or the Merger, or the Board of Directors of the Company, upon request by Purchaser, shall have failed to publicly reaffirm such approval or recommendation within ten business days of such request by Purchaser, or shall have endorsed, approved or recommended any other Acquisition Proposal, or shall have resolved to do any of the foregoing; or

          (h) the Agreement shall have been terminated by the Company or Purchaser or Merger Sub in accordance with its terms or Purchaser or Merger Sub shall have reached an agreement or understanding in writing with the Company providing for termination or amendment of the Offer or delay in payment for the Shares;

which, in the sole judgment of Purchaser and Merger Sub, in any such case, and regardless of the circumstances (including any action or inaction by Purchaser or Merger Sub) giving rise to any such conditions, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

          The foregoing conditions are for the sole benefit of Purchaser and Merger Sub and may be asserted by Purchaser or Merger Sub regardless of the circumstances (including any action or inaction by Purchaser or Merger Sub) giving rise to such condition or may be waived by Purchaser or Merger Sub, by express and specific action to that effect, in whole or in part at any time and from time to time in its sole discretion. Any determination by Purchaser and Merger Sub concerning any event described in this Annex A shall be final and binding upon all parties. The failure by Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.